EXHIBIT 99.1
Contacts:	Carol Coale / Ken Dennard
Dennard ▪ Lascar Associates, LLC
(713) 529-6600

FOR IMMEDIATE RELEASE

LUCAS ENERGY COMPLETES $2 MILLION EQUITY OFFERING

HOUSTON, TEXAS – April 22, 2014 – Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in Texas, today announced that on April 21, 2014, it completed the sale of equity securities as previously announced, to funds managed by Ironman Energy Master Fund and John B. Helmers (associated with Long Focus Capital Management).  Specifically, the Company sold 3,333,332 units at $0.60 per unit for total gross consideration of $2,000,000 to such investors.  The units are each comprised of one share of common stock and 0.50 of a warrant to purchase one share of the Company’s common stock at an exercise price of $1.00 per share with a five-year term.  The Company plans to use the net proceeds from the offering (approximately $1,880,000) to pay down expenses related to drilling, lease operating, and workover activities and for general corporate purposes, including general and administrative expenses.

More information on the offering and the units, as well as copies of the Securities Purchase Agreement, Warrant Agreements and Registration Rights Agreement associated with the offering can be found in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 16, 2014 and the Current Report on Form 8-K filed by the Company with the SEC on April 21, 2014. Investors are encouraged to review such Form 8-K filings, the Company’s Form S-3 Registration Statement (and accompanying prospectus), filed with the SEC on May 16, 2013, and the Prospectus Supplement filed by the Company with the SEC on April 18, 2014, for more information on the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lucas Energy, Inc.

Lucas Energy (NYSE MKT: LEI) is engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin Chalk, Eagle Ford and Buda / Glen Rose.  Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.  Lucas Energy has updated its website to reflect the most recent Fact Sheet and a new offset operator map of its South Texas acreage.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.